EXHIBIT 10.7


                               DELTA MUTUAL, INC.
                       1730 Rhode Island Avenue, Suite 812
                             Washington, D.C. 20036
                                  203-820-4831

January 13, 2003

Martin & Associates
6723 Whittier
McLean, Virginia 22101

Dear Mr. Martin:

This shall serve as the agreement by and between Delta Mutual, Inc., a Delaware Corporation (the "Company") and Kenneth Martin of McLean, Virginia ( the "Employee") to provide Employee with full compensation for its past services rendered to the Company.

The Company acknowledges that the Employee has performed administrative and corporate services, for and on behalf of the Company, in his role as chief executive officer of the Company from April 2001 to the present. These services have included bookkeeping, corporate administration, securities filings and communications for and on behalf of the Company. All of these past services have resulted in an outstanding Company debt due Employee in the approximate amount of $15,OOO.00. Pursuant to our discussions, Employee has agreed to accept 30,000 restricted shares of the Company's common shares (the "Shares") 1n full payment of the Company's debt. In addition and as further consideration for Employee's agreement to accept the Shares as payment, the Company shall utilize its best efforts to register the Shares for sale to the public by including them in a Form S-8 registration statement that the Company shall file with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act"). The Company shall issue the Shares in your individual name and identity you as the selling shareholder in the registration statement. Upon the filing of this Form 8-8, we shall notify you of the date of its effectiveness and provide you with the necessary copies of the prospectus to be used in any proposed sale of the Shares.

Please indicate your agreement to the terms ser forth in this correspondence by signing your name where indicated below, returning a signed copy to me at your convenience.

Very truly yours,

/s/ Kenneth Martin
-------------------------------
DELTA MUTUAL, INC.
Kenneth Martin, President


AGREED TO AND ACCEPTED BY:
Kenneth Martin
By: /s/ Kenneth Martin
    ---------------------------
        Kenneth Martin